Exhibit (a)(3)

                    NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST

                 Amendment No. 3 to Second Amended and Restated
                       Agreement and Declaration of Trust


     The undersigned, being at least a majority of the Trustees of New England Tax Exempt Money Market Trust (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Amended and Restated Agreement and Declaration of Trust, as amended by Amendment No. 2 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby changed to "Nvest Tax Exempt Money Market Trust," and the phrase "New England Tax Exempt Money Market Trust" is hereby deleted in each and every place where it appears in the Declaration of Trust, and the phrase "Nvest Tax Exempt Money Market Trust" is hereby inserted in lieu thereof in each and every such place.

     2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be and is hereby established and designated, and is further designated a Multi-class Series: the "Tax Exempt Money Market Trust."

     The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 12th day of November, 1999.


/S/ GRAHAM T. ALLISON, JR.                           /S/ SANDRA O. MOOSE
-------------------------                            -------------------
Graham T. Allison, Jr.                                   Sandra O. Moose

/S/ DANIEL M. CAIN                                   /S/ JOHN A. SHANE
------------------                                   -----------------
Daniel M. Cain                                           John A. Shane

/S/ KENNETH J. COWAN                                 /S/ PETER S. VOSS
--------------------                                 -----------------
Kenneth J. Cowan                                         Peter S. Voss

/S/ RICHARD DARMAN                                   /S/ PENDLETON P. WHITE
------------------                                   ----------------------
Richard Darman                                           Pendleton P. White